Exhibit 99.2

SIRVA, Inc.

Calculation of Return on Invested Capital

(Dollars in thousands)

(Unaudited)

Return on invested capital is calculated by dividing earnings before interest less income taxes, excluding equity-based compensation expense and debt extinguishment costs associated with our 2003 initial public offering, for the preceding four quarters in the numerator by the 13-month rolling average invested capital in the denominator.  Invested capital is defined as total debt, less the mortgage warehouse and relocation financing facilities, plus equity.

Rolling 4-quarter earnings before interest and tax @ September 30, 2003 (1)	$121,376
Rolling 4-quarter earnings before interest and tax @ September 30, 2004 (2)	$127,194

Rolling 13-month average invested capital @ September 30, 2003	$824,205
Rolling 13-month average invested capital @ September 30, 2004	$932,484

(1)          excludes $2,970 of equity-based compensation expense

(2)          excludes $38,153 of debt extinguishment and $1,788 of equity-based compensation expense

			Pre-Tax
Earnings before interest and tax @ September 30, 2003	$121,376		14.7%
Invested capital @ September 30, 2003	$824,205	=

Tax rate - rolling 4-quarter average:	Tax	Pre-Tax Income	Rate
Q1 2003 - Q3 2003	$18,421	$53,178	34.6%
Q4 2002	1,798	10,035	17.9%
Total	$20,219	$63,213	32.0%

After-Tax
Pre-tax return of	14.7%	x	1 - Tax rate	68.0%	=	10.0%

			Pre-Tax
Earnings before interest and tax @ September 30, 2004	$127,194		13.6%
Invested capital @ September 30, 2004	$932,484	=

Tax rate - rolling 4-quarter average:	Tax	Pre-Tax Income	Rate
Q1 2004 - Q3 2004	$25,667	$77,613	33.1%
Q4 2003	(6,744)	(21,059)	32.0%
Total	$18,923	$56,554	33.5%

After-Tax
Pre-tax return of	13.6%	x	1 - Tax rate	66.5%	=	9.1%